SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

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|X|    Preliminary Information Statement
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|_|     Definitive Information Statement
                           SpectraSite Holdings, Inc.
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                (Name of Registrant as Specified In Its Charter)

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



            PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED [ ], 2000


                           SPECTRASITE HOLDINGS, INC.
                            100 Regency Forest Drive
                                    Suite 400
                           Cary, North Carolina 27511
                                 (919) 468-0112

                              INFORMATION STATEMENT

         This information statement is being furnished to the stockholders of SpectraSite Holdings, Inc., a Delaware corporation, in connection with the amendment and restatement of SpectraSite's certificate of incorporation to:

o  authorize  the  issuance  of  40,000,000  shares of  preferred  stock;  and o
integrate  this  and  previous   amendments  of  SpectraSite's   certificate  of
incorporation into a single instrument.

         The board of directors of SpectraSite believes that the amendment to and the restatement of SpectraSite's certificate of incorporation is advisable and in the best interests of SpectraSite and its stockholders. Accordingly, the board of directors of SpectraSite has unanimously approved the amendment and restatement.

         This information statement is being first sent to stockholders on or about November [ ], 2000. On [ ], 2000, in accordance with Delaware law, the holders of a majority of the outstanding shares of common stock of SpectraSite executed a written consent approving the amendment to and the restatement of SpectraSite's certificate of incorporation.

         WE ARE NOT ASKING FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   ITEM NO. 1
                    AUTHORIZE THE ISSUANCE OF PREFERRED STOCK
General

         The board of directors has adopted a resolution unanimously approving and recommending the amendment to SpectraSite's certificate of incorporation to authorize the issuance of up to 40,000,000 shares of preferred stock. Section 4 of Exhibit A attached to this information statement contains the complete text of the amendment to the certificate of incorporation.

         The amendment authorizes the issuance of up to 40,000,000 shares of preferred stock, par value $0.001 per share. The board of directors will, without further action by the stockholders, unless otherwise required by law or any applicable rules of any stock exchange or the Nasdaq Stock Market, Inc. then pertaining to SpectraSite, be authorized to issue up to 40,000,000 shares of preferred stock at such times, for such purposes and for such consideration as it may determine. The stockholders of SpectraSite are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares of preferred stock.

Reasons For The Board Recommendation

         The board of directors believes that the availability of preferred stock may prove useful in connection with financing the capital needs of SpectraSite, including possible future acquisitions. The authorization will enable SpectraSite to act promptly if appropriate circumstances arise which require the issuance of such shares of preferred stock. SpectraSite has historically financed its working capital requirements through cash from operations, the issuance of debt and equity securities and bank borrowings. SpectraSite is currently exploring alternatives to raise additional capital. Such additional financing could consist of additional debt or the issuance of equity securities, including the preferred stock, or a combination of both. However, SpectraSite does not have any current plan or intention to issue shares of preferred stock.

         The amendment authorizes the board of directors to provide for the issuance, from time to time, of preferred stock in one or more series and to fix the terms of each series. Each series of preferred stock could, as determined by the board of directors at the time of issuance, rank, in respect of dividends and liquidation, senior to the common stock.

         In establishing the terms of a series of preferred stock, the board of directors would be authorized to set, among other things:

o        the number of shares;
o        the dividend rate and preferences;
o        the cumulative or non-cumulative nature of dividends;
o        the redemption provisions;
o        the sinking fund provisions;
o        the conversion rights;
o the amounts payable and preferences in the event of the voluntary or involuntary liquidation of SpectraSite; and
o        the voting rights,
in addition to those required by law. Such terms could include provisions prohibiting the payment of common stock dividends or purchases by SpectraSite of common stock in the event dividends or sinking fund payments on the preferred stock were in arrears. In the event of liquidation, the holders of preferred stock of each series might be entitled to receive an amount specified for such series by the board of directors before any payment could be made to the holders of common stock.

         The authorization of new shares of preferred stock will not, by itself have any effect on the rights of the holders of shares of common stock. Nonetheless, the issuance of one or more series of preferred stock could affect the holders of shares of the common stock in a number of respects, including the following:

o if voting rights are granted to any newly issued series of preferred stock, the voting power of the common stock will be diluted;

o the issuance of preferred stock may result in a dilution of earnings per share of the common stock;

o             dividends payable on any newly issued series of preferred stock;

              will reduce the amount of funds available for payment of dividends on the common stock;

o future amendments to the certificate of incorporation affecting the preferred stock may require approval by the separate vote of the holders of the preferred stock or in some cases the holders of shares of one or more series of preferred stock (in addition to the approval of the holders of shares of the common stock) before action can be taken by SpectraSite; and

o make more difficult or discourage an attempt to obtain control of SpectraSite by means of a merger, tender offer, proxy consent or otherwise.

                                   ITEM NO. 2
                             INTEGRATE AMENDMENTS TO
                   SPECTRASITE'S CERTIFICATE OF INCORPORATION
                            INTO A SINGLE INSTRUMENT

General

         The board of directors has adopted a resolution unanimously approving the restatement of SpectraSite's certificate of incorporation to integrate the amendment described above, as well as previous amendments, to the certificate of incorporation into a single instrument. Exhibit A attached to this information statement contains the complete text of the second amended and restated certificate of incorporation of SpectraSite.

Reasons For The Board Recommendation

         SpectraSite's existing amended and restated certificate of incorporation was adopted in April 1999 and amended in connection with
SpectraSite's acquisition of Westower Corporation in a merger transaction in September 1999. In addition, the certificate of incorporation includes several provisions that are no longer necessary. The existing certificate of incorporation contains provisions relating to the rights and preferences of three separate series of preferred stock. All three series are no longer outstanding because such preferred stock was automatically converted into common stock in connection with our public offering of common stock in February 2000. As a result, the board of directors believes that it is advisable to restate SpectraSite's certificate of incorporation to integrate the amendment described in Item 1, as well as the previous amendments, into a single instrument and remove obsolete provisions from the certificate of incorporation.

Vote Required

         SpectraSite has one class of outstanding voting securities, its common stock, $.001 par value per shares. SpectraSite has two classes of authorized common stock which are identical in all respects, except that one class is non-voting. If a stockholder is deemed a regulated entity under the Bank Holding Company Act of 1956, as amended, its shares of common stock over 5% of the total issued and outstanding common stock will become non-voting until transferred to a non-regulated entity. A portion of the shares held by affiliates of Canadian Imperial Bank of Commerce are non-voting while owned by such affiliates.

         The vote which was required to approve the amendment and restatement to SpectraSite's certificate of incorporation was the affirmative vote of the holders of a majority of SpectraSite's voting capital stock. Each holder of our common stock is entitled to one (1) vote for each share held. As of [ ], 2000, we had issued and outstanding ___________ shares of common stock for the purpose of determining stockholders entitled to receive this information statement.

Vote Obtained - Section 228 of the Delaware General Corporation Law

         Section 228 of the  Delaware  General  Corporation  Law and Article II,
Section 12 of SpectraSite's bylaws provide that the written consent of the holders of the outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take an action at a meeting at which all shares entitled to vote thereon were present and voted may be substituted for such a meeting. Pursuant to Section 242 and 245 of the Delaware General Corporation Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend and restate the certificate of incorporation. In order to eliminate the costs and management time commitment involved in holding a special meeting and in order to effect the amendment and restatement of the certificate of incorporation as early as possible, the board of directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of our voting capital stock. On [ ], 2000, the holders of __________ shares of common stock, representing approximately [ ]% of the total issued and outstanding shares of common stock entitled to vote on the amendment and the restatement, executed written consents approving the amendment and restatement of the certificate of incorporation. No other series of voting capital stock was entitled to vote. Accordingly, our stockholders will not be asked to take action on this amendment and restatement of the certificate of incorporation at any future stockholders' meeting.

         Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of any corporate action, which is otherwise required to be submitted to a vote of the stockholders, without a stockholders' meeting to those stockholders of record who have not consented in writing to such action. This information statement is intended to provide such notice.

Security Ownership of Certain Beneficial Owners

         The table below sets forth, as of September 30, 2000, information with respect to the beneficial ownership of SpectraSite's common stock by:

o each person who is known to be the beneficial owner of more than 5% of any class or series of capital stock;

o        each of the directors and named executive officers individually; and

o        all directors and executive officers as a group.

         The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has an economic interest.


                                                                    Number of
                                                                     Shares               Percentage of
                                                                  Beneficially            Total Voting
                 Name of Beneficial Owner                             Owned                   Power
           ------------------------------------                  --------------      --------------
           Stephen H. Clark(a).........................             1,720,685                  1.2%
           Timothy G. Biltz(b).........................                80,000                     *
           David P. Tomick(c)..........................               313,750                     *
           Richard J. Byrne............................                50,000                     *
           Terry L. Armant(d)..........................                67,500                     *
           Calvin J. Payne(e)..........................             2,091,454                  1.5%
           Michael R. Stone(f).........................            12,676,837                  9.2%
           James R. Matthews(g)........................          30,825,000                    22.3%
           Lawrence B. Sorrel(g).......................            30,875,000                 22.4%
           Andrew R. Heyer(h)(k).......................            10,312,500                  7.5%
           Thomas E. McInerney(g)......................          31,087,973                   22.5%
           Michael J. Price(i).........................               200,000                     *
           Rudolph E. Rupert(g)........................            30,850,000                 22.4%
           Timothy M. Donahue(j).......................            14,025,000                 10.2%
           Steven M. Shindler(j).......................            14,000,000                 10.1%
           Nextel Communications, Inc.(j)..............            14,000,000                 10.1%
           Welsh, Carson, Anderson & Stowe(g)..........            30,825,000                 22.3%
           Funds affiliated with Whitney &
             Co.(f)....................................            12,676,837                  9.2%
           Canadian Imperial Bank of Commerce(h)                   10,000,000                  7.2%
           All directors and executive officers as
             a group (20 persons)(l).........................      72,953,699                 52.6%
----------
*Less than 1%.

(a) Includes 185,542 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Of the shares reported in the table, 816,327 are held by Holt Road, L.P. Mr. Clark owns a 1% general partnership interest, certain family trusts own a 98% limited partnership interest and Mary Clark, Mr. Clark's spouse, owns a 1% limited partnership interest in Holt Road, L.P. Mr. Clark is a trustee of each family trust, and he disclaims beneficial ownership of the shares held by Holt Road, L.P., as well as those deemed to be beneficially owned by the family trusts.

(b) Includes 80,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(c) Includes 101,250 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(d) Includes 67,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(e) Includes 177,380 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(f) Represents 4,923,524 shares held by Whitney Equity Partners, L.P.; 7,265,734 shares held by J.H. Whitney III, L.P.; 175,079 shares held by Whitney Strategic Partners III, L.P.; and 312,500 shares held by J.H. Whitney Mezzanine Fund, L.P. Each of these funds is affiliated with Whitney & Co. Mr. Stone disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in such funds. The business address for Mr. Stone and the Whitney funds is 177 Broad Street, Stamford, Connecticut 06901.

(g) Messrs. Matthews, Sorrel, McInerney and Rupert are each principals of Welsh, Carson, Anderson & Stowe, and Messrs. Sorrel, McInerney and Rupert acquired directly 50,000, 262,973 and 25,000 shares, respectively. Messrs. Matthews, Sorrel, McInerney and Rupert each disclaim beneficial ownership of the shares held by Welsh, Carson. The business address for Messrs. Matthews, Sorrel, McInerney and Rupert and Welsh, Carson is 320 Park Avenue, Suite 2500, New York, New York 10022.

(h) Andrew R. Heyer, an employee of an affiliate of Canadian Imperial Bank of Commerce, has shared power to vote and dispose of the Series C preferred stock reported in the table, along with Jay R. Bloom and Dean C. Kehler, who are also employees of an affiliate of Canadian Imperial Bank of Commerce. The business address for Canadian Imperial Bank of Commerce is 161 Bay Street, PO Box 500, M5J 2S8, Toronto, Canada, and the business address for Mr. Heyer is 425 Lexington Avenue, 3rd Floor, New York, New York 10017. Pursuant to SpectraSite's amended and restated certificate of incorporation, the shares of common stock beneficially owned by Canadian Imperial Bank of Commerce in excess of 5% of the total issued and outstanding common stock shall be non-voting until such shares are transferred to an entity not subject to the restrictions of the Bank Holding Company Act of 1956, as amended.

(i) Includes 100,000 shares of common stock reported as beneficially owned by Mr. Price, which are held by The Price Family Limited Partnership. Mr. Price disclaims beneficial ownership of all such shares.

(j) Messrs. Donahue and Shindler are executive officers of Nextel and disclaim beneficial ownership of the shares held by Nextel. Mr. Donahue owns 25,000 shares directly, and Mr. Shindler owns no shares directly. The business address for Messrs. Donahue and Shindler and Nextel is 2001 Edmund Halley Drive, Reston, Virginia 20191.

(k) Includes 312,500 shares of common stock held by Caravelle Investment Fund, L.L.C. The general partner and investment manager of Caravelle Investment Fund, L.L.C. are affiliates of Andrew R. Heyer, Jay R. Bloom and Dean C. Kehler. See footnote (h).

(l) Includes 618,672 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

By Order of the Board of Directors

-------------------------
John H. Lynch
Secretary
Cary, North Carolina
[       ], 2000

                      FORM OF SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SPECTRASITE HOLDINGS, INC.


         SPECTRASITE HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the Corporation is SpectraSite Holdings, Inc. The Corporation was originally incorporated under the name "Integrated Site Development, Inc." and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 25, 1997.

         SECOND: This SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended and was duly adopted by the vote of the holders of a majority of the outstanding shares entitled to vote thereon at a special meeting of the stockholders of the Corporation on November 16, 2000, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

          THIRD: The amendments to the Certificate of Incorporation of the Corporation effected by this Certificate are as follows:

         to change the authorized capital stock of the Corporation from (i) Three Hundred Million Seventy Seven Hundred Forty-Nine Six Hundred Twenty-Five (370,749,625) shares, divided into (x) Three Hundred Million (300,000,000) shares of Common Stock, $0.001 par value per share, and (y) Seventy Million Seven Hundred Forty-Nine Thousand Six Hundred Twenty-Five (70,749,625) shares of Preferred Stock, $0.001 par value per share, consisting of Three Million Four Hundred Sixty-Two
         Thousand Eight Hundred Thirty (3,462,830) shares of Series A Convertible Preferred Stock, Seven Million (7,000,000) shares of Series B Convertible Preferred Stock and Sixty Million Two Hundred Eighty-Six Thousand Seven Hundred Ninety-Five (60,286,795) shares of Series C Convertible Preferred Stock, to (ii) Three Hundred Forty Million
         (340,000,000) shares, divided into (x) Three Hundred Million (300,000,000) shares of Common Stock, $0.001 par value per share, and
         (y) Forty Million (40,000,000) shares of Preferred Stock, $0.001 par value per share, the rights and designations of which may be determined as provided in a resolution or resolutions adopted by the Corporation's Board of Directors at any time and from time to time;

         FOURTH: The capital of the Corporation will not be reduced under, or by reason of, the foregoing amendment and restatement of the Certificate of Incorporation of the Corporation.

         FIFTH: The text of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated and further amended to read in its entirety as follows:

                  "1.      Name.

                  The name of the corporation is SpectraSite Holdings, Inc. (the "Corporation").

                  2.       Registered Office and Agent.

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The registered agent in charge thereof is The Corporation Trust Company.

                  3.       Purpose.

                  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  4.       Authorized Shares.

                  The total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred Forth Million (340,000,000) shares, divided into Three Hundred Million (300,000,000) shares of Common Stock, $0.001 par value per share ("Common Stock"), and Forty Million (40,000,000) shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"), the rights and designations of such Preferred Stock to be determined as provided in a resolution or resolutions adopted by the Corporation's Board of Directors at any time and from time to time.

                           4.1      General.

                           Every reference in this Amended and Restated Certificate of Incorporation to a majority or other portion of shares of stock shall refer to such majority or other portion of the votes of such shares of stock.

                           The designations and the powers, preferences and rights of the capital stock of the Corporation and the qualifications, limitations and restrictions thereof shall be as set forth in Sections 4.2, 4.3 and 4.4 below.

                           4.2      Preferred Stock.

                           The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby vested in the Board. Each series of shares of

         Preferred Stock: (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restriction upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other
         distributions  on,  and  the  purchase,   redemption  or  other
         acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative,
         participating,   optional  or  other  special  rights,  qualifications,
         privileges, preferences, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock.

                  Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Section 4.2, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in Section 151(a) of the Delaware General Corporation Law.

                  Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of shares of Preferred Stock.

                           4.3      Common Stock.

                           Except as otherwise required by law or as otherwise provided herein, each share of Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

                                    A.  Voting Rights.  Each holder of Common
         Stock (except as provided below in this paragraph A) shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote and to all other rights, powers and privileges of stockholders under Delaware law. The shares of Common Stock shall be divided into two classes, which shall be identical in all respects except that one class shall be non-voting. Any shares of Common Stock held by any person subject to the provisions of the Bank Holding Company Act of 1956, as amended (the "BHC Act") (such person is referred to herein as a "Regulated Entity"), in excess of 5% of the total issued and outstanding Common Stock shall be non-voting, until such shares are transferred to an entity not subject to such restrictions under the BHC Act. Such shares of non-voting Common Stock shall not be included in determining whether the requisite percentage of shares has consented to, approved, adopted or taken any action and shall in all other respects be equivalent to all other outstanding shares of Common Stock; provided that such shares shall not be non-voting on matters that significantly and adversely affect the rights or preferences of the Common Stock as determined by such Regulated Entity.

                                    B.  Dividends.  Subject to all of the rights
         of any class of stock ranking senior to the Common Stock as to dividends, dividends may be paid upon the Common Stock when, as and if declared by the Board out of funds and other assets legally available for the payment of dividends.

                                    C.  Liquidation, Dissolution or Winding Up.
         Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and funds sufficient for the payment thereof in full set apart for payment, the holders of the Common Stock shall be entitled to participate ratably with all other stockholders entitled to participate therein in all the remaining assets of the
         Corporation   available  for   distribution   to  its stockholders.

                                    D.  Transfers Under BHC Act. Notwithstanding
         any other provision contained in this Amended and Restated Certificate of Incorporation, if a holder and its affiliates (as defined in the BHC Act, "Affiliates"), on an aggregate basis, of any Common Stock is a Regulated Entity, such holder may transfer such Common Stock only under the following circumstances: (i) to the Corporation; (ii) to the public in a public offering; (iii) in a disposition pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended, where no single purchaser receives from such holder and its Affiliates convertible securities or warrants covering more than 2% of any class of the Corporation's voting securities; (iv)in a single transaction to an independent third party that already owns or has negotiated to purchase at least a majority of the Common Stock or Preferred Stock (without regard to the transfer of such Common Stock by such Regulated Entity); (v) in a transfer to an affiliate of such Regulated Entity or to another Regulated Entity; or (vi) in any method of transfer permitted by the Federal Reserve, as determined by the Regulated Entity. If any Regulated Entity provides notice to the Corporation that such Regulated Entity has determined in its sole discretion that applicable U.S. federal banking laws no longer require that the Common Stock held by such Regulated Entity be subject to all or any part of the preceding sentence, upon receipt of such notice by the Corporation, the Common Stock held by such Regulated Entity shall no longer be subject to those provisions of the two preceding sentence identified in such notice.

                           4.4      Limitations on Preemptive Rights.

                           Except as otherwise expressly authorized by the Board in writing, no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive rights to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board (subject to any such express written authorization of the Board) to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board in the exercise of its sole discretion.

                  5. Amendments to the Bylaws of the Corporation.

                  The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

                  6.       Board of Directors.

                           6.1      Number of Directors.
                  The number of directors of the Corporation may be fixed by the Bylaws.

                           6.2      Elections of Directors.

                           Elections  of  directors  may be,  but  shall  not be
required to be, by written ballot.

                           6.3      Limitation of Director Liability.

                  No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or any successor provision,
         (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

                           Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

                  This provision shall not affect any provision permitted under the General Corporation Law of Delaware in the Amended and Restated Certificate of Incorporation, By-laws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification."

          SIXTH: The amendments and restatement effected herein were duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporations Law by unanimous written consent of the Corporation's Board of Directors and by the written consent of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

                  IN WITNESS WHEREOF, SPECTRASITE HOLDINGS, INC. has caused this certificate to be signed by STEPHEN H. CLARK, its PRESIDENT, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed,

this          day of November 2000.



                                       SPECTRASITE HOLDINGS, INC.



                                   BY
                                     ---------------------------
                                          STEPHEN H. CLARK
                                          PRESIDENT